Exhibit 99.1

May 18, 2015

Dicerna Announces Follow-On Public Offering of Common Stock

CAMBRIDGE, Mass. — (BUSINESS WIRE) — Dicerna Pharmaceuticals, Inc. (NASDAQ:DRNA) (“Dicerna”), announced today the commencement of a proposed underwritten public offering of 2,750,000 shares of common stock. Dicerna also intends to grant the underwriters a 30-day option to purchase up to an additional 412,500 shares of common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Dicerna intends to use the net proceeds from the offering for preclinical studies and clinical trials, with the remainder of any net proceeds from sales of securities being used for continued technology platform development, working capital and general corporate purposes.

Jefferies LLC, Leerink Partners LLC and Cowen and Company, LLC are acting as the joint book-running managers for the offering. Stifel, Nicolaus & Company, Incorporated is acting as a lead manager for the offering. When available, copies of the preliminary prospectus supplement, prospectus supplement, and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov.

A shelf registration statement relating to the sale of these securities has been filed with the Securities and Exchange Commission and has become effective. A preliminary prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting: Jefferies LLC by mail at Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY, 10022 or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or Leerink Partners LLC by mail at Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525 ext. 6142, or by email at Syndicate@Leerink.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Dicerna

Dicerna Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of innovative treatments for rare, inherited diseases involving the liver and for cancers that are genetically defined. The company is using its proprietary RNA interference technology platform to build a broad pipeline in these therapeutic areas. In both rare diseases and oncology, Dicerna is pursuing targets that have been difficult to address using conventional approaches, but where connections between targets and diseases are well understood and documented. The company intends to discover, develop and commercialize novel therapeutics either on its own or in collaboration with pharmaceutical partners.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Examples of forward-looking statements in this release include Dicerna’s expectations regarding the offering, including the actual size or terms of the offering, the size of the underwriter’s option to purchase additional shares of common stock, whether or when the offering may be completed and its anticipated use of proceeds from the offering. Applicable risks and uncertainties include those relating to the offering and other risks identified under the heading “Risk Factors” included in our most recent Form 10-Q filing and in other future filings with the SEC. The forward-looking statements contained in this press release reflect Dicerna’s current views with respect to future events, and Dicerna does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Dicerna

Investor:

Westwicke Partners

Peter Vozzo, 443-213-0505

peter.vozzo@westwicke.com

or

Media:

SmithSolve

Alex Van Rees, 973-442-1555 ext. 111

alex.vanrees@smithsolve.com